SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  May 30, 1997



                                 EuroGas, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                 Utah                     33-1381-D           87-0427676
     (State or other jurisdiction of     (Commission        (IRS Employer
     incorporation or organization)      File Number)       Identification No.)


     942 East 7145 South, #101A, Midvale, Utah                    84047
     (Address of Principal Executive Offices)                   (Zip Code)


     Registrant's Telephone Number, Including Area Code: (801) 255-0862


     (Former name, former address, and formal fiscal year, if changed since last report)



                   ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

EXHIBITS

                 SEC
Exhibit        Reference
Number         Number         Title of Document                       Location

  1               3           Designation of Rights, Privileges,      This Filing
                              and Preferences 1997 Series A
                              Convertible Preferred Stock


          ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     On May 30, 1997, the Company sold 15,000 shares of a newly and specifically created 1997 Series A Convertible Preferred Stock (the "Preferred") to 17 offshore investors for aggregate gross proceeds of $15,000,000 ($1,000 per share) and net proceeds of $13,500,000. The newly created Preferred pays a dividend of 6% per annum and may be converted into that number of common shares calculated by dividing $1,000 by the lesser of $13.20, or 82% of the average closing bid price as reported by Bloomberg with respect to the Frankfurt and Nasdaq Bulletin Board Exchanges for the five trading days preceding the conversion date and multiplying the result by the number of shares of Preferred to be converted. If the entire conversion of the Preferred to common were to occur today, approximately 1,500,000 shares of common stock would be issued.

     However, the holders of the Preferred may only convert 25% of the Preferred to common after July 14, 1997, an additional 25% (50% cumulative) after August 13, 1997, another 25% (75% cumulative) after September 12, 1997, and all the Preferred after October 12, 1997. All the Preferred must be converted by May 30, 2000.

     If the Company undertakes another offering within 90 days which relies on the exemption from registration pursuant to Regulation S, the holders of the Preferred may accelerate their conversion of the Preferred to common so that it all may occur any time after July 14, 1997, and the applicable conversion ratio will be calculated based on an additional 7% discount. Each of the investors must take reasonable steps to sell any common shares received on conversion on the Frankfurt or Berlin Stock Exchange.

     The Company paid a commission of $1,500,000 and 50,000 shares of the Company's restricted common stock in connection with the placement.

     The Company relied on the provisions of Rules 901 through 904 promulgated by the Securities and Exchange Commission under the Securities Act and codified at 17 CFR Section 230.901-230.904 (Regulation S) as an exemption from the requirement to register the Preferred and the common stock to be issued upon conversion and based its reliance primarily upon the facts that all the purchasers were non-U.S. persons or entities; all purchasers made undertakings to sell the common stock received on the Frankfurt or Berlin Stock Exchange to the extent possible; and the Company currently has an extremely active trading market on the Frankfurt and Berlin Stock Exchange (in excess of 1,500,000 shares of common stock per week).

     The Company used $6,000,000 of the proceeds raised to complete the purchase of an exploration subsidiary of OMV Group, Austria's largest industrial concern, which was announced on June 12, 1997.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        EUROGAS, INC.



Date:  June 12, 1997                    By  /s/ Hank Blankenstein
                                          Hank Blankenstein, Secretary/Treasurer























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